Exhibit 99.1

Investor Relations:	Brian P. Callahan, Chief Financial Officer
bcallahan@spheris.com (615) 261-1500

Michele Peden, Director of Communications
mpeden@spheris.com (615) 261-1580
For Immediate Release
November 12, 2007
SPHERIS REPORTS THIRD QUARTER 2007 RESULTS
FRANKLIN, Tenn. (November 12, 2007) — Spheris, a leading global outsource provider of clinical documentation technology and services, today announced results for the three and nine months ended September 30, 2007.
Financial Highlights—Third Quarter of 2007
Net revenues for the third quarter of 2007 were $48.9 million compared with $51.5 million in the third quarter of 2006. The decrease in net revenues during the third quarter of 2007 was primarily due to delayed implementations of signed new business during the first half of the year, as well as the impact of net lost business. Operating income was $1.5 million during the third quarter of 2007 compared with $0.6 million during the prior-year period. The $0.9 million increase was primarily due to operational cost savings from the increased utilization of the Company’s global production capabilities, lower medical language specialist, or MLS, direct costs and other operating expense reductions, as well as decreased depreciation expense. These savings were partially offset by the impact of unfavorable currency exchange rates on production costs of the Company’s Indian operations.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, were $7.7 million in the third quarter of 2007 compared with $7.4 million in the prior-year period. The increase in EBITDA was primarily due to the operational cost savings noted above. The Company’s net loss was $3.5 million during the third quarter of 2007 compared with a net loss of $3.1 million during the same period in 2006. The increased net loss versus the prior year comparable period was primarily driven by a non-cash charge of $1.8 million associated with the July 2007 refinancing of the Company’s senior credit facility, as off-set by the operational cost savings noted above.
EBITDA is a non-GAAP financial measure. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to EBITDA.
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Spheris Reports Third Quarter Results

November 12, 2007
Financial Highlights—First Nine Months of 2007
Net revenues for the first nine months of 2007 were $151.8 million compared with $155.8 million in the first nine months of 2006. The decline in net revenues during the first nine months of 2007 was primarily due to delayed implementations of signed new business during the first half of 2007, as well as net lost business. Operating income was $6.1 million during the first nine months of 2007 compared with $2.8 million during the prior-year period. The $3.3 million increase was primarily due to operational cost savings from the increased utilization of the Company’s global production capabilities, lower MLS direct costs and other operating expense reductions, as well as decreased depreciation expense. These savings were partially offset by the impact of unfavorable currency exchange rates on production costs of the Company’s Indian operations.
EBITDA was $24.0 million in the first nine months of 2007 compared with $22.7 million in the prior-year period. The increase in EBITDA was primarily due to the operational cost savings noted above. The Company’s net loss during the first nine months of 2007 was $7.5 million compared with $8.8 million in the prior-year period. The improved period-over-period net loss was primarily due to the operational cost savings noted above, as offset by a non-cash charge of $1.8 million associated with the July 2007 refinancing of the Company’s senior credit facility.
Commenting on the third quarter results, Steven E. Simpson, president and chief executive officer of Spheris, stated, “We are pleased to report period-over-period EBITDA growth for the fourth consecutive quarter. These positive financial results are largely due to the hard work of Spheris’ dedicated workforce to improve operational efficiencies through leveraging our global resources and technology advances. At the beginning of this year, we stated that 2007 would be a building year for Spheris as we continued to develop our technology and transform Spheris into the leading clinical documentation technology and services company. To date, we are very pleased with the milestones we have achieved and particularly proud of the fact that we have been able to deliver improved financial results during this time of transformation.”
Simpson added, “ Our expertise in clinical documentation service and our steadfast resolve to continually improve how we blend technology and service into a true end-to-end solution is what we believe distinguishes Spheris from others in the marketplace. Our positive outlook for 2008 is based upon our commitment to stay the course with our main business objectives, which we believe will create substantial new opportunities for Spheris.”
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Spheris Reports Third Quarter Results

November 12, 2007
Balance Sheet Highlights
As of September 30, 2007, the outstanding indebtedness under the Company’s senior secured credit facility was $70 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125 million. During the third quarter of 2007, the Company entered into a new financing agreement to replace the Company’s previous senior credit facility. In addition to providing additional financing flexibility, the refinancing was driven by more favorable margin rates on the interest elections available under the new facility and additional capacity for borrowings under the revolving loan portion of the new facility. The Company recognized a $1.8 million loss on the refinancing related to the write-off of remaining unamortized balances of debt issuance and debt discount costs on the previous senior credit facility. Concurrent with closing on the new senior credit facility, the Company utilized $5.2 million of cash from operations to pay down $3.0 million of debt and to pay $2.2 million in closing costs associated with the new facility.
Liquidity Highlights
As of September 30, 2007, Spheris held $6.4 million in unrestricted cash and cash equivalents. During the first nine months of 2007, the Company generated cash from operating activities of $10.6 million compared with $7.5 million during the same period in 2006. The $3.1 million increase over the prior-year period resulted primarily from operating income improvements.
Investor Conference Call and Webcast
Spheris will host a conference call on November 13, 2007, at 8:00 a.m. CT. The number to call for this interactive teleconference is (913) 981-5581. Following the conference call, the audio replay will be available for one week by dialing (719) 457-0820 and entering the confirmation number, 4950660. The live broadcast of Spheris’ quarterly conference call also will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=42636 on November 13, 2007, at 8:00 a.m. CT. The online replay will be available shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading global outsource provider of clinical documentation technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform, available as an independent solution to support in-house departments or blended with Spheris’ outsource services. Spheris employs approximately 5,500 skilled medical language specialists supporting the company’s clients through a secure network. Using a Follow the SunSM service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris’ world-wide corporate headquarters are located in Franklin, Tenn. For more information, please visit www.spheris.com.
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Spheris Reports Third Quarter Results

November 12, 2007
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our senior secured credit facility and indenture relating to our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and other technical and managerial personnel and to maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our service offerings; (v) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our services and the healthcare market in general; (vi) the reluctance of potential customers to outsource or change providers of their clinical documentation services and its impact on our ability to attract new customers and increase revenues; (vii) the effect on our business if we incur additional debt, contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; (viii) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties; and (ix) financial and operational risks inherent in our global operations, including foreign currency rate fluctuations and transfer pricing laws between the United States and India.
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Third Quarter Results

November 12, 2007
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Unaudited and Amounts in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenues	$48,943	$51,458	$151,795	$155,766
Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	35,144	37,483	108,804	114,777
Marketing and selling expenses	1,186	1,250	3,755	4,015
General and administrative expenses	5,028	5,497	14,939	14,416
Depreciation and amortization	6,039	6,590	18,172	19,713

Total operating costs	47,397	50,820	145,670	152,921

Operating income	1,546	638	6,125	2,845
Interest expense, net of income	5,280	5,353	16,133	15,649
Loss on debt refinancing	1,828	—	1,828	—
Other (income) expense	(149)	(202)	330	(140)

Net loss before income taxes	(5,413)	(4,513)	(12,166)	(12,664)

Benefit from income taxes	(1,872)	(1,446)	(4,638)	(3,896)

Net loss	$(3,541)	$(3,067)	$(7,528)	$(8,768)

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Spheris Reports Third Quarter Results

November 12, 2007
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	(Unaudited)
	September 30, 2007	December 31, 2006
Assets
Current assets
Unrestricted cash and cash equivalents	$6,435	$6,323
Restricted cash	832	529
Accounts receivable, net of allowance of $1,261 and $1,191, respectively	33,921	33,576
Deferred taxes	3,157	2,775
Other current assets	4,210	3,463

Total current assets	48,555	46,666
Property and equipment, net	11,518	12,435
Internal-use software, net	2,012	3,679
Customer contracts, net	17,962	29,943
Goodwill	219,166	219,311
Other noncurrent assets	3,521	3,714

Total assets	$302,734	$315,748

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,648	$2,520
Accrued wages and benefits	15,581	17,066
Current portion of long-term debt and capital lease obligations	50	809
Other current liabilities	8,679	5,838

Total current liabilities	25,958	26,233
Long-term debt and capital lease obligations, net of current portion	191,637	193,942
Deferred tax liabilities	1,149	6,180
Other long-term liabilities	3,776	2,755

Total liabilities	222,520	229,110

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive income (loss)	362	(474)
Contributed capital	111,055	110,787
Accumulated deficit	(31,203)	(23,675)

Total stockholders’ equity	80,214	86,638

Total liabilities and stockholders’ equity	$302,734	$315,748

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Spheris Reports Third Quarter Results

November 12, 2007
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and Amounts in Thousands)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(7,528)	$(8,768)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,172	19,713
Write-off and amortization of acquired technology	486	574
Deferred taxes	(5,198)	(4,641)
Amortization of debt discounts and issuance costs	602	557
Loss on debt refinancing	1,828	—
Other non-cash items	1,141	(81)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(345)	(2,096)
Other current assets	(1,083)	(502)
Accounts payable	(872)	(390)
Accrued wages and benefits	(993)	132
Other current liabilities	4,369	4,652
Other noncurrent assets and liabilities	38	(1,610)

Net cash provided by operating activities	10,617	7,540

Cash flows from investing activities:
Purchases of property and equipment	(3,644)	(5,115)
Purchase of Vianeta, net of cash acquired	(1,547)	(8,199)

Net cash used in investing activities	(5,191)	(13,314)

Cash flows from financing activities:
Proceeds from debt	71,320	—
Payments on debt and capital leases	(76,051)	(758)
Debt issuance costs	(583)	(452)
Capital contributions	—	8,000

Net cash (used in) provided by financing activities	(5,314)	6,790

Net increase in unrestricted cash and cash equivalents	112	1,016
Cash and cash equivalents, at beginning of period	6,323	7,339

Cash and cash equivalents, at end of period	$6,435	$8,355

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Spheris Reports Third Quarter Results

November 12, 2007
SPHERIS INC.
Supplemental Financial Information
(Unaudited and Amounts in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net loss	$(3,541)	$(3,067)	$(7,528)	$(8,768)
Depreciation and amortization	6,039	6,590	18,172	19,713
Interest expense, net of income	5,280	5,353	16,133	15,649
Loss on debt refinancing	1,828	—	1,828	—
Benefit from income taxes	(1,872)	(1,446)	(4,638)	(3,896)

EBITDA	$7,734	$7,430	$23,967	$22,698

Note to Supplemental Financial Information
Earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions and depreciation and amortization. Additionally, since EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility financing agreement, management believes EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this press release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure has been provided above. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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